As filed with the Securities and Exchange Commission on February
28, 1996.

                                   Commission File No. 0-18533


          SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549
               ______________________

                    FORM S-8

               REGISTRATION STATEMENT
          UNDER THE SECURITIES ACT OF 1933
               _____________________

        LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
   (Exact name of registrant as specified in its charter)

         New York                            16-1168175
 (State or other jurisdiction of        I.R.S. Employer
 incorporation or organization)         Identification No.)


     50 North Main Street, Castile, New York  14427
(Address, including zip code, of principal executive offices)

     Letchworth Independent Bancshares Corporation Stock Option
Plan of 1990
               (Full title of the plan)
               _____________________

     James W. Fulmer, President and Chief Executive Officer
          Letchworth Independent Bancshares Corporation
          50 North Main Street, Castile, New York 14427
                    (716) 493-2577
(Telephone number, including area code, of agent for service)
               __________________

               with copies to:
               Patrick J. Dalton, Esq.
          Harris Beach & Wilcox, L.L.P.
     130 East Main Street, Rochester, New York  14604
               (716) 232-4440
               _________________


     CALCULATION OF REGISTRATION FEE

                                                     Proposed
                                   Proposed          maximum
Title of securities Amount to be   maximum offering  aggregate offering Amount of
to be registered      registered     price per unit*   price*           registration fee
Common Stock         100,000          $31.00         $3,100,000         $1,069
$1.00 par value       shares

* Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the price for the Registrant's common stock as of the close of business on January 19, 1996, as reported on the National Association of Securities Dealers Quotation System ("NASDAQ") Market.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

     Part II
     INFORMATION REQUIRED IN THE REGISTRATION
     STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents, all of which have been filed by the Registrant with the Securities and Exchange Commission, are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, that contains audited financial statements for the Registrant's fiscal year ended December 31, 1994.

     (b)  All other reports filed by the Registrant pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, since December 31, 1994, including but not limited to the Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, respectively.

     (c) The description of the Registrant's common stock contained in its Registration Statement filed by the Registrant pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or any report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates all securities offered pursuant to this Registration Statement on Form S-8 have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Upon request, the Registrant will provide without charge to each participant in the Plan, upon oral or written request, any documents required to be delivered pursuant to Rule 428 under the Securities Act of 1933, as amended, and any and all of the information incorporated by reference into this Registration Statement. Requests should be directed to James W. Fulmer, President and Chief Executive Officer, Letchworth Independent Bancshares Corporation, 50 North Main Street, Castile, New York 14427, telephone: (716)493-2577.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the securities hereby will be passed upon for the Registrant by Harris Beach & Wilcox, LLP, The Granite Building, 130 East Main Street, Rochester, New York 14604. Gunther K. Buerman, the Managing Partner of Harris Beach & Wilcox, LLP, has served on the Board of Directors of the Registrant since 1990. Members of the firm of Harris Beach & Wilcox, LLP own of record and beneficially an aggregate of 4,800 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

          On July 11, 1989, at a special meeting of the shareholders of the Registrant, the Certificate of Incorporation of the Registrant was amended to include a provision that provides for the indemnification of persons serving as directors of the Registrant (or any other entity at the request of Registrant) to the full extent permissible under New York law.

          Section 722 of the New York Business Corporation Law (the "Business Corporation Law") provides that a corporation may indemnify any person (or his or her personal representatives) who, by reason of the fact that such person is or was a director or officer of such corporation or of another entity at the request of the corporation is made (or threatened to be made) a party to an action against expenses (including attorneys' fees), judgments, fines and settlement payments actually and necessarily incurred, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation and, with respect to criminal actions, had no reasonable cause to believe that his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to expenses (including attorneys' fees) actually and reasonably incurred and only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation provided that no such indemnification is permitted in response of any claim as to which such person is liable to the corporation except to the extent
that a court otherwise provides.   To the extent that such person
has been successful in defending any action, he or she is entitled to such indemnification, and any indemnification otherwise must be ordered by a court in the case of an action or claim by or in the right of the corporation or authorized by the corporation. Expenses and other amounts may be paid in advance of final disposition upon receipt of an undertaking on behalf of the director or officer to repay any amounts for which the director or officer was not entitled.

          The indemnification provided for by the New York statute is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities or, grant indemnification pursuant to the certificate of incorporation, bylaws, resolutions of directors or shareholders or agreements, for liabilities for which indemnification is not expressly provided by the statute. No indemnification is permissible, however, if a final adjudication establishes the director or officer acted in bad faith or with active and deliberate dishonesty or derived personal gain to which he or she was not entitled.

          The Business Corporation Law permits any rights of indemnification the corporation wishes to provide to any personnel other than directors and officers, by contract or otherwise under law.

          Reference is made to Article XI of the Registrant's Bylaws, listed as Exhibit 3(c) to this Registration Statement and incorporated herein by reference, for applicable provisions regarding the indemnification of directors and officers by the Registrant.

          The Registrant has purchased director and officer liability insurance in the amount of $2,000,000 that insures directors and officers against liabilities in connection with the performance of their duties as directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following are filed herewith as Exhibits to this Registration Statement or have previously been filed with the Securities and Exchange Commission:

     3.1 Certificate of Incorporation of the Registrant, as filed with the Office of Secretary of State of the State of New York on July 17, 1981, filed as Exhibit 3(a) with the Registrant's Registration Statement on Form S-18 (Reg. No. 33-31149-NY), filed with the Commission on September 2, 1989, and incorporated herein by reference.

     3.2 Certificate of Amendment of Certificate of Incorporation of the Registrant, as filed with the Office of Secretary of State of the State of New York on July 26, 1989, filed as Exhibit 3(b) with the Registrant's Registration Statement on Form S-18 (Reg no. 33-31149-NY), filed with the Commission on September 2, 1989, and incorporated herein by reference.

     3.3  Certificate of Amendment of Certificate of
Incorporation of the Company, as filed with the Office of Secretary of State of the State of New York on May 2, 1990, filed as Exhibit (4)-b with the Registrant's Quarterly Report on Form
10-Q for the quarter ended June 30, 1990 and filed with the Commission on August 9, 1990, and incorporated herein by reference.

     3.4 By-laws of the Registrant, filed as Exhibit 3(c) and incorporated by reference to the Registrant's Registration Statement on Form S-18 (Reg. No. 33-31149-NY), filed with the Commission on September 2, 1989, and incorporated herein by reference.

     4.1 Letchworth Independent Bancshares Corporation Stock Option Plan of 1990 and Form of Stock Option Agreement, filed as
Exhibit 19 of the Registrant's Quarterly Report on Form 10-Q for the fiscal year ended June 30, 1990 and filed with the Commission on August 9, 1990, and incorporated herein by reference.

     4.2  Form of Common Stock of the Registrant, filed as
Exhibit 4 of the Registrant's Registration Statement on Form S-18
(Reg. No. 33-31149-NY), filed with the Commission on September 2,
1989, and incorporated herein by reference.

     5    Opinion and consent of Harris Beach & Wilcox, LLP.

     24.1 Consent of Price Waterhouse, independent accountants.

     24.2 Consent of Harris Beach & Wilcox, LLP, included in their opinion filed as Exhibit 5.

     25   Power of Attorney (included at page 7).

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) if the registration is a foreign private issuer, to file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Town of Castile, State of New York, on January 25, 1996.

                                   LETCHWORTH INDEPENDENT
                                   BANCSHARES CORPORATION


                                   By: /s/ James W. Fulmer
James W. Fulmer
                                         President and Chief
Executive Officer

     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James W. Fulmer his true and lawful attorney-in-fact and agent with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection thereiwth, with the Securities adn Exchange Commission, granting unto said attorney-in-fact and agent full power and authortiy to do and perform each adn every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securties Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on teh dates indicated:

Name                          Title                         Date

/s/Steven C. Lockwood Treasurer & Chief Financial January 26,1996
Steven C. Lookwood       Officer

/s/Charles L. Van Arsdale     Director            January 25,1996

                      Chairman of the Board and   January 25,1996
James H. Van Arsdale          Director

/s/Gunther K. Buerman         Director            January 25,1996
Gunther K. Buerman

/s/James W. Fulmer            Director            January 25,1996
James W. Fulmer

/s/Stanley J. Harmon          Director            January 25,1996
Stanley J. Harmon

                                   February 26, 1996



Letchworth Independent Bancshares Corporation
50 North Main Street
Castile, New York  14427

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as your counsel in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, for the Letchworth Independent Bancshares Corporation Stock Option Plan of 1990 (the "Plan"). Such Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement, as so amended or to be amended, covers the shares of common stock, par value $1.00 per share (the "Common Stock"), of Letchworth Independent Bancshares Corporation (the "Corporation") referred to therein.

     We have examined originals or copies, identified to our satisfaction, of such documents and records of the Corporation, and such other documents and records as we have deemed necessary, as a basis for the opinions hereinafter expressed.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Common Stock, when sold pursuant to the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              HARRIS BEACH & WILCOX, LLP



                              By: /s/ Patrick J. Dalton
                                   Patrick J. Dalton, Partner

     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January
19, 1995, which appears on page 56 of the 1994 Annual Report on Form 10-K for the year ended December 31, 1994.




PRICE WATERHOUSE LLP

Rochester, New York
February 23, 1996